Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated Hillenbrand, Inc. Stock Incentive Plan of our reports dated November 12, 2020, with respect to the consolidated financial statements and schedule of Hillenbrand, Inc. and the effectiveness of internal control over financial reporting of Hillenbrand, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

February 11, 2021